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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-23401) of our report dated May 21, 1996 on the predecessor combined financial statements of 800-JR Cigar, Inc. as of December 31, 1995 and for the years ended December 31, 1994 and 1995. We also consent to the references to our firm under the caption "Experts" in the Prospectus of the Registration Statement.

                                        /s/ J. H. COHN LLP
                   -------------------------------------------------------------
                                        J. H. COHN LLP

Roseland, New Jersey
June 2, 1997